Exhibit 4.1

                   SECOND AMENDMENT TO LOAN AGREEMENT AND NOTE


     THIS SECOND AMENDMENT TO LOAN AGREEMENT AND NOTE (this "Agreement") made and delivered this 1st day of August, 2003, by and between STARCRAFT
CORPORATION, an Indiana corporation (the "Company") and COMERICA BANK, a Michigan banking corporation (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Company and the Bank entered into that certain Loan Agreement dated June 28, 2002, as amended by one amendment (the "Loan Agreement");

     WHEREAS, the Company and the Bank desire to amend the terms of the Loan Agreement and the Line Note (as defined in the Loan Agreement) pursuant to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises above set forth, the covenants, promises and agreements hereinafter described and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank agree that the Loan Agreement is amended as follows:

     1. Sections 1.1 and 1.2 of the Loan Agreement are amended to change each reference to "April 1, 2004" to read "October 1, 2004."

     2. The Line Note is amended to extend the maturity date to October 1, 2004.

     3. All representations, warranties, promises, covenants, or undertakings expressly or impliedly made by the Company in the Loan Agreement are hereby expressly ratified and confirmed as of the date hereof.

     4. Except to the extent expressly modified by this Agreement, all terms and conditions of the Loan Agreement shall remain in full force and effect, and the Bank reserves unto itself all rights and privileges granted thereunder.

     5. Company agrees to pay all expenses incurred by the Bank in connection with this Amendment, including but not limited to the costs of the Bank's outside legal counsel.

     6. Company hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Company has or may have had at any time up through and including the date of this First Amendment to Loan Agreement, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Company or whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Loan Agreement, any amendments, extensions, or modifications thereto, or Bank's administration of the Indebtedness.

     7. This Amendment shall be effective upon execution hereof by Company and Bank and execution by Kelly L. Rose of the attached Acknowledgment.

     IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO LOAN AGREEMENT as of the day and year first above written.

                                   COMERICA BANK


                                   By: /s/ Michael H. Cliff
                                       -----------------------------------------

                                   Its: Vice President
                                        ----------------------------------------

                                   STARCRAFT CORPORATION

                                   By: /s/ Michael H. Schoeffler
                                       -----------------------------------------

                                   Its: President and Chief Operating Officer
                                       -----------------------------------------

                                 ACKNOWLEDGMENT

     The undersigned executed and delivered to the Bank a Guaranty dated August 1, 2003. The undersigned acknowledges the foregoing Amendment and confirms that his obligations under the Guaranty remain in full force and effect subject to no defense, setoff or counterclaim.

                                             /s/ Kelly L. Rose
                                             -----------------------------------
                                             Kelly L. Rose